FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549




                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                          Date of Report: July 30, 1998

                 Date of Earliest Event Reported: July 22, 1998


                            DOLLAR TREE STORES, INC.
             (Exact name of registrant as specified in its charter)

                         COMMISSION FILE NUMBER: 0-25464

                  VIRGINIA                            54-1387365
      (State or other jurisdiction of              (I.R.S. Employer
       incorporation or organization)             Identification No.)

                                500 Volvo Parkway
                              Chesapeake, VA 23320
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (757) 321-5000




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ITEM 5: OTHER EVENTS

On July 22, 1998, Dollar Tree Stores, Inc. ("Dollar Tree"), Dollar Tree West, Inc. ("Merger Sub"), a wholly owned subsidiary of Dollar Tree, and Step Ahead Investments, Inc. ("Step Ahead"), a California corporation, entered into a Merger Agreement ("Agreement") which provides, among other things, for the merger of the Merger Sub with and into Step Ahead, with Step Ahead surviving the merger as a wholly-owned subsidiary of Dollar Tree. The merger is subject to a number of term and conditions which are contained in the full text of the Agreement, a copy of which is attached as Exhibit 2.1 hereto.

Also on July 22, 1998, Dollar Tree issued the following press release regarding the signing of the Agreement:

"Dollar Tree Stores, Inc., the nation's largest $1.00 discount variety store chain, announced today that it has signed a definitive merger agreement with Sacramento, California based Step Ahead Investments, Inc. ("SAI").

"Step Ahead Investments, Inc., a privately-held corporation established in 1983, operates 62 stores under the name "98 Cents Clearance Centers." The stores offer variety merchandise at a fixed price of $0.98 or less and are located in northern and central California and northwestern Nevada. For its fiscal year ended January 25, 1998, SAI reported retail sales of $87.7 million. Retail sales for the five fiscal months ended June 28, 1998 and June 29, 1997 were $42.4 million and $32.8 million, respectively, reflecting a 12.4% comparative store sales increase. SAI has more than 1,200 employees.

"Under the terms of the agreement, Dollar Tree will issue or reserve approximately 2.025 million shares for all of SAI's outstanding stock and options, adjusted for certain changes in Dollar Tree's stock price. Based on a $40.41 stock price, the transaction is valued at $81.8 million. The stock-for-stock transaction will be accounted for as a pooling-of-interests. This transaction is expected to close by the end of 1998, subject to customary conditions.

"The merger is expected to be accretive to Dollar Tree's current year earnings, without synergies and before one-time costs associated with the merger, which costs are estimated to be approximately $5.3 million.

"Commenting on the merger, Macon Brock, President and CEO of Dollar Tree, stated, "The proposed merger with Step Ahead opens a new chapter for Dollar Tree Stores. Step Ahead successfully operates stores averaging 10-12,000 square feet, with a wide selection of domestic consumables and a somewhat limited mix of variety and seasonal merchandise. I am excited about the synergies created by merging the different strengths of these two companies. Bringing together Step Ahead's large store experience and consumer products strategy and Dollar Tree's import and variety merchandise expertise, buying power and financial strength will provide a platform for growth in the western half of the United States."

"Piper Jaffray Inc. acted as exclusive financial advisor for SAI.

"Dollar Tree Stores, Inc. is the nation's largest discount variety store chain, offering a wide assortment of quality everyday general merchandise, in many traditional variety store categories, at the $1.00 price point. Dollar Tree Stores operates 980 stores in 28 states as of June 30, 1998.



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"This news release contains forward-looking statements regarding Dollar Tree and the combined company after the merger, including, among others, statements relating to synergies, accretion to reported earnings and growth prospects that may be realized from the merger, and one-time costs related to the merger. Such forward-looking statements are subject to certain risks and uncertainties, including a variety of factors that may cause the combined company's actual results to differ materially from anticipated results or other expectations described in such statements. Such factors include the failure of the merger to
be   consummated   and  the  failure  of  the  combined   company  to  integrate
successfully. Additionally, forward-looking statements are subject to, but not limited to, the risks indicated in the Company's filings with the Securities and Exchange Commission."

On July 23, 1998, Dollar Tree Stores, Inc. also issued the following press release.

"Dollar Tree Stores, Inc. hosted this morning a conference call to review the second quarter earnings and discuss the merger with Step Ahead Investments, Inc. Press releases announcing both items were issued Wednesday afternoon.

"In general discussion regarding Dollar Tree's second quarter earnings, the Company stated that earnings increased due to improvements in merchandise costs and expense leverage due to the strong same store sales increase of 12% for the quarter. The Company also stated that inventories at the end of the quarter included increased inventory in transit as import shipments were accelerated to avoid delays due to possible container shortages in Asia.

"Reviewing the announced merger with Step Ahead, Macon Brock stated that it provides Dollar Tree with a launching platform for west coast presence. The Company described Step Ahead's current operations, including similarities and differences with Dollar Tree. While Step Ahead's stores are larger and more consumables and closeout based than Dollar Tree, Mr. Brock reiterated that the cultures of the two companies are a good fit.

"The merger is expected to close in late 1998, pending approval of shareholders and fulfillment of other customary closing conditions. The Company intends to evaluate and learn from Step Ahead's operations through the end of the year, with long-range plans of establishing two conceptual formats for future expansion.

"A recording of the conference call is available for replay through Tuesday, 9:00 a.m. eastern time. To listen, call 1-888-566-0130.

"This news release contains forward-looking statements regarding Dollar Tree and the combined company after the merger, including, among others, statements relating to synergies, accretion to reported earnings and growth prospects that may be realized from the merger, and one-time costs related to the merger. Such forward-looking statements are subject to certain risks and uncertainties, including a variety of factors that may cause the combined company's actual results to differ materially from anticipated results or other expectations described in such statements. Such factors include the failure of the merger to be consummated and the failure of the combined company to integrate successfully. Additionally, forward-looking statements are subject to, but not limited to, the risks indicated in the Company's filings with the Securities and Exchange Commission."

Additional Information:

Gary Cino, Chairman, Chief Executive Officer and a director of Step Ahead Investments, Inc., and certain related parties have agreed to vote all shares of Step Ahead capital stock held beneficially by them (consisting of 810,000 shares of Step Ahead common stock, representing approximately 64.2% of the Step Ahead common stock outstanding as of July 22, 1998) in favor of the merger. The Voting Agreement is attached as Exhibit 4.1 hereto.

ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)  Exhibits

Exhibit No.        Description
-----------        --------------

2.1 Merger Agreement dated July 22, 1998 by and among Dollar Tree Stores, Inc., Dollar Tree West, Inc., and Step Ahead Investments, Inc.

4.1 Voting Agreement dated July 22, 1998 by and among Dollar Tree Stores, Inc., Gary L. Cino, Janet Cino, Gary L. Nett, Trustee for The Cino Children's Trust dated March 18, 1997, and Gary and Janet Cino, Trustees of the Gary and Janet Cino Trust dated May 1, 1991.

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                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE:  July 30, 1998


                                DOLLAR TREE STORES, INC.



                                By: /s/ Frederick C. Coble
                                    --------------------------------
                                    Frederick C. Coble
                                    Senior Vice President, CFO

EXHIBIT LIST

Exhibit No.        Description
-----------        --------------

2.1 Merger Agreement dated July 22, 1998 by and among Dollar Tree Stores, Inc., Dollar Tree West, Inc., and Step Ahead Investments, Inc.

4.1 Voting Agreement dated July 22, 1998 by and among Dollar Tree Stores, Inc., Gary L. Cino, Janet Cino, Gary L. Nett, Trustee for The Cino Children's Trust dated March 18, 1997, and Gary and Janet Cino, Trustees of the Gary and Janet Cino Trust dated May 1, 1991.